Exhibit 99.1
ATI Physical Therapy Reports Fourth Quarter and Full Year 2022 Results

Delivered on 2022 Revenue and Adjusted EBITDA1 Updated Guidance

Completed Refreshment of Corporate Leadership Team with the Appointment of New Chief Operating Officer and Chief Growth Officer in the Fourth Quarter

Enters Into Transaction Support Agreement to Increase Liquidity and Financial Flexibility

BOLINGBROOK, IL – March 16, 2023 – ATI Physical Therapy (“ATI” or the “Company”) (NYSE: ATIP), a nationally recognized outpatient physical therapy provider in the United States, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“2022 was an important year of transformation for ATI as we completed a full refresh of our corporate leadership team, adding four seasoned executives – including two in the fourth quarter – with extensive experience in the healthcare sector,” said Sharon Vitti, Chief Executive Officer of ATI. “I am also pleased that we met our 2022 revenue and Adjusted EBITDA1 updated guidance. As we head into 2023, demand for physical therapy remains strong, underscoring the relevance of our central mission to deliver high quality care and service to our patients.”

Ms. Vitti continued, “During the fourth quarter, our provider teams maintained their focus on meeting the needs of our patients, which drove a recent high for clinician productivity for the period. Importantly, this momentum has continued into the new year, with January and February 2023 patient visits per clinical FTE per day also among historical highs. We also incrementally grew our provider base in the quarter, despite a continuing tight labor market, and our referral pipeline is now back to pre-pandemic levels. We look forward to building on this favorable start to 2023 as we continue executing on our strategic initiatives and delivering value to our patients, shareholders and other stakeholders.”

Fourth Quarter 2022 Results

Supplemental tables of key performance metrics for the first quarter of 2020 through the fourth quarter of 2022 are presented after the financial statements at the end of this press release. Commentary on performance results in the fourth quarter of 2022 is as follows:

•	Net revenue was $161.8 million compared to $156.8 million in the third quarter of 2022 and $155.8 million in the fourth quarter of 2021, an increase of 3% quarter over quarter and 4% year over year.

◾
Net patient revenue was $146.2 million compared to $142.3 million in the third quarter of 2022 and $140.3 million in the fourth quarter of 2021, an increase of 3% quarter over quarter and 4% year over year. See below for discussion of drivers to net patient revenue (i.e., patient visits and Rate per Visit).

1 The Company did not provide guidance on a GAAP basis. Refer to “Non-GAAP Financial Measures” below.

◾	Other revenue was $15.6 million compared to $14.5 million in the third quarter of 2022 and $15.5 million in the fourth quarter of 2021, an increase of 8% quarter over quarter and 1% year over year.

•
Visits per Day (“VPD”) were 22,316 compared to 21,493 in the third quarter of 2022 and 20,649 in the fourth quarter of 2021, an increase of 4% quarter over quarter and 8% year over year as the business continues to ramp from the impact of COVID.

VPD per Clinic was 24.1 compared to 23.2 in the third quarter of 2022 and 22.8 in the fourth quarter of 2021, an increase of 0.9 quarter over quarter and 1.3 year over year.

•	Rate per Visit was $103.99 compared to $103.46 in the third quarter of 2022 and $104.51 in the fourth quarter of 2021, an increase of 1% quarter over quarter and a decrease of 1% year over year.

•
Salaries and related costs were $90.7 million compared to $90.3 million in the third quarter of 2022 and $88.1 million in the fourth quarter of 2021, essentially flat quarter over quarter and an increase of 3% year over year. The increase was primarily due to wage inflation and a higher proportion of physical therapists versus physical therapy assistants in support of ATI’s patient care model.

PT salaries and related costs per visit were $54.92 compared to $56.20 in the third quarter of 2022 and $55.73 in the fourth quarter of 2021, a decrease of 2% quarter over quarter and 1% year over year. The decreases were due to higher labor productivity of 9.0 VPD per clinical FTE compared to 8.7 in the third quarter of 2022 and 8.3 in the fourth quarter of 2021. The year over year decrease was partially offset by higher labor costs per clinical FTE.

•
Rent, clinic supplies, contract labor and other was $49.1 million compared to $51.4 million in the third quarter of 2022 and $47.8 million in the fourth quarter of 2021, a decrease of 4% quarter over quarter with 3 less clinics on average and an increase of 3% year over year with 19 more clinics on average.

PT rent, clinic supplies, contract labor and other per clinic was $51,252 compared to $53,945 in the third quarter of 2022 and $50,976 in the fourth quarter of 2021, a decrease of 5% quarter over quarter and an increase of 1% year over year. The quarter over quarter decrease was primarily driven by lower use of contract labor and the impact of cost control actions. The year over year increase was primarily due to greater use of contract labor in addition to a higher cost for contract labor.

•
Provision for doubtful accounts was $2.5 million compared to $2.8 million in the third quarter of 2022 and $2.1 million in the fourth quarter of 2021. PT provision as a percent of net patient revenue was 1.7% compared to 2.0% in the third quarter of 2022 and 1.5% in the fourth quarter of 2021, reflecting steady collections.

•
Selling, general and administrative expenses were $27.6 million compared to $25.3 million in the third quarter of 2022 and $29.9 million in the fourth quarter of 2021, an increase of 9% quarter over quarter primarily due to higher severance costs and a decrease of 8% year over year primarily due to lower non-ordinary legal and regulatory costs and executive search fees partially offset by higher severance costs.

•
Non-cash goodwill, intangible and other asset impairment charges totaled $96.0 million. Due to an estimated increase in the industry Weighted Average Cost of Capital, revised near-term Company expectations given current labor market headwinds and lower guideline public company market multiples, it was determined that the fair value amounts of goodwill, trade name and other assets were below their respective carrying amounts.

•	Income tax benefit was $5.0 million compared to $7.2 million in the third quarter of 2022 and $5.4 million in the fourth quarter of 2021.

•
Net (loss) income was $(102.4) million compared to $(116.7) million in the third quarter of 2022 and $1.7 million in the fourth quarter of 2021. The fourth quarter 2022 net loss included significant non-cash items, notably goodwill, intangible and other asset impairment charges of $96.0 million and change in fair value of warrant liability and contingent common shares liability gain of $10.4 million.

•	Adjusted EBITDA[1] was $6.4 million compared to $(0.4) million in the third quarter of 2022 and $1.6 million in the fourth quarter of 2021. The increases were predominantly driven by higher revenue.

Adjusted EBITDA1 margin was 3.9% compared to (0.3)% in the third quarter of 2022 and 1.1% in the fourth quarter of 2021.

•
Net increase in cash and cash equivalents was $34.6 million. Excluding revolver activity, the change in cash was a net decrease of $13.6 million compared to a net decrease of $31.1 million in the third quarter of 2022 and $17.5 million in the fourth quarter of 2021.

Summary of key balance sheet items as of December 31, 2022 is as follows:

•	Cash and cash equivalents totaled $83.1 million and no revolving credit facility remaining capacity.

Full Year 2022 Results

Commentary on performance results for full year 2022 is as follows:

•	Net revenue was $635.7 million compared to $627.9 million for full year 2021, an increase of 1% year over year.

◾	Net patient revenue was $575.9 million compared to $561.1 million for full year 2021, an increase of 3% year over year.

1 Refer to “Non-GAAP Financial Measures” below.

◾	Other revenue was $59.7 million compared to $66.8 million for full year 2021, a decrease of 11% year over year primarily due to sale of the Home Health service line on October 1, 2021.

•	Salaries and related costs were $358.0 million compared to $336.5 million for full year 2021, an increase of 6% year over year.

•	Rent, clinic supplies, contract labor and other was $202.6 million compared to $180.9 million for full year 2021, an increase of 12% year over year.

•	Provision for doubtful accounts was $13.9 million compared to $16.4 million for full year 2021. Provision as a percent of net revenue was 2.4% compared to 2.9% for full year 2021.

•	Selling, general and administrative expenses were $114.7 million compared to $111.8 million for full year 2021, an increase of 3% year over year.

•	Non-cash goodwill, intangible and other asset impairment charges totaled $486.3 million compared to $962.3 million for full year 2021, a decrease of 49% year over year.

•	Income tax benefit was $48.5 million compared to an expense of $71.0 million for full year 2021.

•
Net loss was $493.0 million compared to $782.0 million for the full year 2021. The full year 2022 net loss included significant non-cash items, notably goodwill, intangible and other asset impairment charges of $486.3 million and change in fair value of warrant liability and contingent common shares liability gain of $46.8 million. The full year 2021 net loss included significant non-cash items, notably goodwill, intangible and other asset impairment charges of $962.3 million and change in fair value of warrant liability and contingent common shares liability gain of $197.7 million.

•	Adjusted EBITDA[1] was $6.7 million compared to $39.8 million for the full year 2021, a decrease of 83% year over year.

Adjusted EBITDA1 margin was 1.1% compared to 6.3% for full year 2021.

•
Net increase in cash and cash equivalents was $34.5 million. Excluding revolver activity and the February 2022 refinancing, the change in cash was a net decrease of $94.9 million compared to a net decrease of $93.5 million for full year 2021.

•	Opened 36 new clinics and closed 23 clinics in various states across the national footprint, bringing the total number of clinics for the year to 923.

Transaction Support Agreement to Increase Liquidity and Financial Flexibility

ATI also announced today that it entered into a Transaction Support Agreement (the “TSA”) with certain of its lenders, holders of preferred equity and holders of the majority of its common stock. If the transactions contemplated in the TSA are finalized, which is expected to occur in the second quarter of 2023, ATI will obtain a $25 million delayed draw facility in the form of new second lien PIK exchangeable notes and exchange $100 million of first lien term loan into new second lien PIK exchangeable notes. The TSA also provides for an amendment to the Company’s 2022 credit agreement to, among other things, reset certain financial covenant thresholds.

1 Refer to “Non-GAAP Financial Measures” below.

Joe Jordan, Chief Financial Officer of ATI, said, “We are pleased to have entered into this TSA, underscoring the parties’ continued support and confidence in our long-term value proposition. The transactions contemplated by this support agreement would position ATI to reset our covenants and move forward with additional financial flexibility as we focus on creating value for the business and all our stakeholders.”

Fourth Quarter and Year End 2022 Earnings Conference Call

Management will host a conference call at 5:00 p.m. Eastern Time on March 16, 2023 to review fourth quarter and full year 2022 financial results. Management will offer commentary and additional insights but will not be taking questions due to its ongoing discussions to execute the transaction outlined in the Transaction Support Agreement. The conference call can be accessed via a live audio webcast. To join, please access the following web link, ATI Physical Therapy, Inc. Q4 2022 Year-End Earnings Conference Call, on the Company’s Investor Relations website at https://investors.atipt.com at least 15 minutes early to register and download and install any necessary audio software. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About ATI Physical Therapy

At ATI Physical Therapy, we are passionate about potential. Every day, we restore it in our patients and activate it in our team members in our more than 900 locations in 24 states. With outcomes from more than 2.5 million unique patient cases, ATI is making strides in the industry by setting quality standards designed to deliver predictable outcomes for our patients with musculoskeletal (MSK) issues. ATI’s offerings span across a broad spectrum for MSK-related issues. From preventative services in the workplace and athletic training support to outpatient clinical services and online physical therapy via our online platform, CONNECT™, a complete list of our service offerings can be found at ATIpt.com. ATI is based in Bolingbrook, Illinois.

Forward-Looking Statements

All statements other than statements of historical facts contained in this communication are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the impact of physical therapist attrition and ability to achieve and maintain clinical staffing levels and clinician productivity, anticipated visit and referral volumes and other factors on the Company's overall profitability, and estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including:

•	our liquidity position raises substantial doubt about our ability to continue as a going concern;

•
risks associated with liquidity and capital markets, including the Company's ability to generate sufficient cash flows, together with cash on hand, to run its business, cover liquidity and capital requirements and resolve substantial doubt about the Company's ability to continue as a going concern;

•	our ability to meet certain financial covenants as required by our 2022 Credit Agreement, including maintaining $30.0 million of minimum liquidity;

•
risks related to outstanding indebtedness and preferred stock, rising interest rates and potential increases in borrowing costs, compliance with associated covenants and provisions and the potential need to seek additional or alternative debt or capital financing in the future;

•	risks related to the Company's ability to access additional financing or alternative options when needed;

•
our dependence upon governmental and third-party private payors for reimbursement and that decreases in reimbursement rates, renegotiation or termination of payor contracts or unfavorable changes in payor, state and service mix may adversely affect our financial results;

•	federal and state governments’ continued efforts to contain growth in Medicaid expenditures, which could adversely affect the Company’s revenue and profitability;

•	payments that we receive from Medicare and Medicaid being subject to potential retroactive reduction;

•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;

•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;

•
risks associated with public health crises, including COVID-19 (and any existing and future variants) and its direct and indirect impacts on the business, which could lead to a decline in visit volumes and referrals;

•	risks related to the impact on our workforce of mandatory COVID-19 vaccination of employees;

•
our inability to compete effectively in a competitive industry, subject to rapid technological change and cost inflation, including competition that could impact our effectiveness of strategies to improve patient referrals and our ability to identify, recruit and retain skilled physical therapists;

•	our inability to maintain high levels of service and patient satisfaction;

•
risks associated with the locations of our clinics, including the economies in which we operate, size and expected growth of our addressable markets, and the potential need to close clinics and incur closure costs;

•	our dependence upon the cultivation and maintenance of relationships with customers, suppliers, physicians and other referral sources;

•	the severity of climate change or the weather and natural disasters that can occur in the regions of the U.S. in which we operate, which could cause disruption to our business;

•	risks associated with future acquisitions, which may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;

•
failure of third-party vendors, including customer service, technical and IT support providers and other outsourced professional service providers to adequately address customers’ requests and meet Company requirements;

•	risks associated with our reliance on IT infrastructure in critical areas of our operations including, but not limited to, cyber and other security threats;

•
a security breach of our IT systems or our third-party vendors’ IT systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act;

•
maintaining clients for which we perform management and other services, as a breach or termination of those contractual arrangements by such clients could cause operating results to be less than expected;

•
our failure to maintain financial controls and processes over billing and collections or disputes with third-parties could have a significant negative impact on our financial condition and results of operations;

•	our operations are subject to extensive regulation and macroeconomic uncertainty;

•	our ability to meet revenue and earnings expectations;

•	risks associated with applicable state laws regarding fee-splitting and professional corporation laws;

•
inspections, reviews, audits and investigations under federal and state government programs and payor contracts that could have adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition and reputation;

•	changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis;

•
the outcome of any legal and regulatory matters, proceedings or investigations instituted against us or any of our directors or officers, and whether insurance coverage will be available and/or adequate to cover such matters or proceedings;

•	our facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs and reduce profitability;

•
risks associated with our ability to attract and retain talented executives and employees amidst the impact of unfavorable labor market dynamics and wage inflation, including potential failure of steps being taken to reduce attrition of physical therapists and increase hiring of physical therapists;

•	risk resulting from the IPO Warrants, Earnout Shares and Vesting Shares being accounted for as liabilities;

•	further impairments of goodwill and other intangible assets, which represent a significant portion of our total assets, especially in view of the Company’s recent market valuation;

•	our inability to remediate the material weaknesses in internal control over financial reporting related to income taxes and to maintain effective internal control over financial reporting;

•	costs related to operating as a public company; and

•	risks associated with our ability to regain and sustain compliance with the listing requirements of our securities on the New York Stock Exchange ("NYSE").

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

Investors should also review those factors discussed in the Company’s amended S-1 registration statement filed with the SEC on April 12, 2022 under the heading "Risk Factors," our Form 10-K for the fiscal year ended December 31, 2022, the S-3 registration statement and amendments thereto dated August 10, 2022 and other documents filed, or to be filed, by ATI with the SEC. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligations to publicly update or revise any forward-looking statements after the date they are made or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this communication, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “Adjusted EBITDA” and “Adjusted EBITDA margin.” ATI believes Adjusted EBITDA and Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by Net Revenue) assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of ATI’s core operating performance.

Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which ATI operates and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare ATI’s performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or the ratio of net income (loss) to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of cash available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures. We are unable to provide a reconciliation between forward-looking Adjusted EBITDA to its comparable GAAP financial measure without unreasonable effort, due to the high difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy by the date of this release.

Contacts:

Investors:
Joanne Fong
SVP, Treasurer and Investor Relations
investors@atipt.com
(630) 296-2222 x 7131

Media
Rob Manker
Director of Customer Marketing & Public Relations
ATI Physical Therapy
warren.manker@atipt.com
630-296-2222 ext. 7432

ATI Physical Therapy
Condensed Consolidated Statements of Operations
($ in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net patient revenue	$146,196	$140,275	$575,940	$561,080
Other revenue	15,568	15,488	59,731	66,791
Net revenue	161,764	155,763	635,671	627,871

Clinic operating costs:
Salaries and related costs	90,652	88,087	357,982	336,496
Rent, clinic supplies, contract labor and other	49,131	47,792	202,568	180,932
Provision for doubtful accounts	2,461	2,099	13,869	16,369
Total clinic operating costs	142,244	137,978	574,419	533,797
Selling, general and administrative expenses	27,629	29,897	114,724	111,809
Goodwill, intangible and other asset impairment charges	96,038	—	486,262	962,303
Operating loss	(104,147)	(12,112)	(539,734)	(980,038)
Change in fair value of warrant liability	(592)	(2,171)	(4,243)	(22,595)
Change in fair value of contingent common shares liability	(9,765)	(7,875)	(42,525)	(175,140)
Loss on settlement of redeemable preferred stock	—	—	—	14,037
Interest expense, net	13,463	7,215	45,278	46,320
Interest expense on redeemable preferred stock	—	—	—	10,087
Other expense (income), net	152	(5,590)	3,333	241
Loss before taxes	(107,405)	(3,691)	(541,577)	(852,988)
Income tax (benefit) expense	(4,998)	(5,381)	(48,530)	(70,960)
Net (loss) income	(102,407)	1,690	(493,047)	(782,028)

ATI Physical Therapy
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	December 31, 2022	December 31, 2021
Assets:
Current assets:
Cash and cash equivalents	$83,139	$48,616
Accounts receivable (net of allowance for doubtful accounts of $47,620 and $53,533 at December 31, 2022 and December 31, 2021, respectively)	80,673	82,455
Prepaid expenses	13,526	9,303
Other current assets	10,040	3,204
Assets held for sale	6,755	—
Total current assets	194,133	143,578

Property and equipment, net	123,690	139,730
Operating lease right-of-use assets	226,092	256,646
Goodwill, net	286,458	608,811
Trade name and other intangible assets, net	246,582	411,696
Other non-current assets	2,030	2,233
Total assets	$1,078,985	$1,562,694

Liabilities, Mezzanine Equity and Stockholders' Equity:
Current liabilities:
Accounts payable	$12,559	$15,146
Accrued expenses and other liabilities	53,672	64,584
Current portion of operating lease liabilities	47,676	49,433
Current portion of long-term debt	—	8,167
Liabilities held for sale	2,614	—
Total current liabilities	116,521	137,330

Long-term debt, net	531,600	543,799
Warrant liability	98	4,341
Contingent common shares liability	2,835	45,360
Deferred income tax liabilities	18,886	67,459
Operating lease liabilities	218,424	250,597
Other non-current liabilities	1,834	2,301
Total liabilities	890,198	1,051,187
Commitments and contingencies
Mezzanine equity:
Series A Senior Preferred Stock, $0.0001 par value; 1.0 million shares authorized; $1,108.34 stated value per share and 0.2 million shares issued and outstanding at December 31, 2022; none issued and outstanding at December 31, 2021	140,340	—
Stockholders' equity:
Class A common stock, $0.0001 par value; 470.0 million shares authorized; 207.5 million shares issued, 198.4 million shares outstanding at December 31, 2022; 207.4 million shares issued, 197.4 million shares outstanding at December 31, 2021	20	20
Treasury stock, at cost, 0.08 million shares and 0.03 million shares at December 31, 2022 and December 31, 2021, respectively	(146)	(95)
Additional paid-in capital	1,378,696	1,351,597
Accumulated other comprehensive income	4,899	28
Accumulated deficit	(1,339,511)	(847,132)
Total ATI Physical Therapy, Inc. equity	43,958	504,418
Non-controlling interests	4,489	7,089
Total stockholders' equity	48,447	511,507
Total liabilities, mezzanine equity and stockholders' equity	$1,078,985	$1,562,694

ATI Physical Therapy
Condensed Consolidated Statements of Cash Flows
($ in thousands)
(unaudited)

	Year Ended
	December 31, 2022	December 31, 2021
Operating activities:
Net loss	$(493,047)	$(782,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill, intangible and other asset impairment charges	486,262	962,303
Depreciation and amortization	40,590	37,995
Provision for doubtful accounts	13,869	16,369
Deferred income tax provision	(48,573)	(71,088)
Amortization of right-of-use assets	48,253	45,536
Non-cash share-based compensation	7,374	5,754
Amortization of debt issuance costs and original issue discount	2,873	3,252
Non-cash interest expense	3,481	—
Non-cash interest expense on redeemable preferred stock	—	10,087
Loss on extinguishment of debt	2,809	5,534
Loss on settlement of redeemable preferred stock	—	14,037
Loss (gain) on disposal and impairment of assets	9	(5,189)
Change in fair value of warrant liability	(4,243)	(22,595)
Change in fair value of contingent common shares liability	(42,525)	(175,140)
Changes in:
Accounts receivable, net	(12,573)	(10,201)
Prepaid expenses and other current assets	(5,024)	(6,688)
Other non-current assets	39	(284)
Accounts payable	(48)	1,831
Accrued expenses and other liabilities	854	(5,288)
Operating lease liabilities	(53,628)	(50,942)
Other non-current liabilities	28	861
Medicare Accelerated and Advance Payment Program Funds	(12,288)	(12,605)
Transaction-related amount due to former owners	—	(3,611)
Net cash used in operating activities	(65,508)	(42,100)

Investing activities:
Purchases of property and equipment	(28,147)	(40,293)
Purchases of intangible assets	—	(1,675)
Proceeds from sale of property and equipment	157	223
Proceeds from sale of clinics	77	248
Proceeds from sale of Home Health service line	—	6,131
Business acquisitions, net of cash acquired	—	(4,523)
Payment of holdback liabilities related to acquisitions	(135)	—
Net cash used in investing activities	(28,048)	(39,889)

Financing activities:
Proceeds from long-term debt	500,000	—
Deferred financing costs	(12,952)	—
Original issue discount	(10,000)	—
Principal payments on long-term debt	(555,048)	(456,202)
Proceeds from issuance of Series A Senior Preferred Stock	144,667	—
Proceeds from issuance of 2022 Warrants	20,333	—
Proceeds from revolving line of credit	48,200	—
Cash inflow from Business Combination	—	229,338
Payments to Series A Preferred stockholders	—	(59,000)
Proceeds from shares issued through PIPE investment	—	300,000
Equity issuance costs and original issue discount	(4,935)	(19,233)
Payment of contingent consideration liabilities	(203)	—
Taxes paid on behalf of employees for shares withheld	(51)	(128)
Distribution to non-controlling interest holders	(1,932)	(6,298)
Net cash provided by (used in) financing activities	128,079	(11,523)

Changes in cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	34,523	(93,512)
Cash and cash equivalents at beginning of period	48,616	142,128
Cash and cash equivalents at end of period	$83,139	$48,616

Supplemental noncash disclosures:
Derivative changes in fair value	$(4,871)	$(1,935)
Purchases of property and equipment in accounts payable	$1,660	$4,177
Warrant liability recognized upon the closing of the Business Combination	$—	$(26,936)
Contingent common shares liability recognized upon the closing of the Business Combination	$—	$(220,500)
Shares issued to Wilco Holdco Series A Preferred stockholders	$—	$128,453

Other supplemental disclosures:
Cash paid for interest	$41,617	$41,937
Cash received from hedging activities	$3,497	$—
Cash paid for taxes	$84	$81

ATI Physical Therapy, Inc.
Supplemental Tables of Key Performance Metrics

Financial Metrics ($ in 000’s)
	Net Patient Revenue	Other Revenue	Net Revenue	Adjusted EBITDA (1)	Adj EBITDA margin (1)
Q1 2020	$164,939	$17,799	$182,738	$26,487	14.5%
Q2 2020	$95,003	$12,751	$107,754	$1,189	1.1%
Q3 2020	$132,803	$15,852	$148,655	$17,321	11.7%
Q4 2020	$136,840	$16,266	$153,106	$18,622	12.2%
Q1 2021	$132,271	$16,791	$149,062	$5,590	3.8%
Q2 2021	$146,679	$17,354	$164,033	$23,999	14.6%
Q3 2021	$141,855	$17,158	$159,013	$8,539	5.4%
Q4 2021	$140,275	$15,488	$155,763	$1,643	1.1%
Q1 2022	$138,925	$14,897	$153,822	$(4,695)	(3.1)%
Q2 2022	$148,506	$14,787	$163,293	$5,436	3.3%
Q3 2022	$142,313	$14,479	$156,792	$(392)	(0.3)%
Q4 2022	$146,196	$15,568	$161,764	$6,363	3.9%

(1)	Excludes CARES Act Provider Relief Funds of $44.3 million in the second quarter of 2020, $23.1 million in the third quarter of 2020, and $24.1 million in the fourth quarter of 2020.

		Operational Metrics
	Visits per Day (1)	Clinical FTE (2)	VPD per cFTE (3)	ATI Clinician Headcount (4)	Contractor Headcount (5)	ATI Clinician Headcount
						Adds (6)	Turnover (7)
Q1 2020	22,855	2,841	8.0	3,113	57	11%	19%
Q2 2020	12,643	1,487	8.5	3,012	3	0%	14%
Q3 2020	18,159	2,004	9.1	2,448	3	7%	86%
Q4 2020	19,441	2,214	8.8	2,508	3	42%	34%
Q1 2021	19,520	2,284	8.5	2,558	16	41%	31%
Q2 2021	21,569	2,325	9.3	2,526	43	37%	44%
Q3 2021	20,674	2,359	8.8	2,583	108	51%	42%
Q4 2021	20,649	2,490	8.3	2,650	109	37%	31%
Q1 2022	21,062	2,466	8.5	2,658	158	25%	23%
Q2 2022	22,403	2,465	9.1	2,647	151	26%	28%
Q3 2022	21,493	2,465	8.7	2,691	151	33%	25%
Q4 2022	22,316	2,476	9.0	2,662	123	19%	26%

(1)	Equals patient visits divided by operating days.
(2)	Represents clinical staff hours divided by 8 hours divided by number of paid days.
(3)	Equals patient visits divided by operating days divided by clinical full-time equivalent employees.
(4)	Represents ATI employee clinician headcount at end of period.
(5)	Represents contractor clinician headcount at end of period.
(6)	Represents ATI employee clinician headcount new hire adds divided by average headcount, multiplied by 4 to annualize.
(7)	Represents ATI employee clinician headcount separations divided by average headcount, multiplied by 4 to annualize.

		Unit Economics: PT Clinics ($ actual)
	Ending Clinic Count	PT Revenue per Clinic (1)	VPD per Clinic (2)	PT Rate per Visit (3)	PT Salaries per Visit (4)	PT Rent and Other per Clinic (5)	PT Provision as % PT Revenue (6)
Q1 2020	868	$189,658	26.3	$112.76	$55.11	$50,258	3.6%
Q2 2020	866	$109,872	14.6	$117.41	$53.39	$43,621	4.1%
Q3 2020	873	$152,472	20.8	$112.51	$53.83	$44,140	2.2%
Q4 2020	875	$155,913	22.2	$109.98	$52.16	$47,168	2.4%
Q1 2021	882	$150,536	22.2	$107.56	$54.14	$47,722	5.4%
Q2 2021	889	$165,241	24.3	$106.26	$48.22	$47,857	2.4%
Q3 2021	900	$158,556	23.1	$105.56	$53.70	$49,499	2.5%
Q4 2021	910	$154,772	22.8	$104.51	$55.73	$50,976	1.5%
Q1 2022	922	$151,225	22.9	$103.06	$55.47	$54,472	3.7%
Q2 2022	926	$160,431	24.2	$103.57	$53.64	$53,017	2.4%
Q3 2022	929	$153,410	23.2	$103.46	$56.20	$53,945	2.0%
Q4 2022	923	$157,993	24.1	$103.99	$54.92	$51,252	1.7%

(1)	Equals Net Patient Revenue divided by average clinics over the quarter.
(2)	Equals patient visits divided by operating days divided by average clinics over the quarter
(3)	Equals Net Patient Revenue divided by patient visits.
(4)	Equals estimated patient-related portion of Salaries and Related Costs divided by patient visits.
(5)	Equals estimated patient-related portion of Rent, Clinic Supplies, Contract Labor and Other divided by average clinics over the quarter.
(6)	Equals estimated patient-related portion of Provision for Doubtful Accounts divided by Net Patient Revenue.

	Customer Satisfaction Metrics
	Net Promoter Score (1)	Google Star Rating (2)
Q1 2020	77	4.9
Q2 2020	77	4.9
Q3 2020	78	4.6
Q4 2020	76	4.7
Q1 2021	75	4.9
Q2 2021	77	4.9
Q3 2021	73	4.9
Q4 2021	78	4.8
Q1 2022	74	4.9
Q2 2022	75	4.9
Q3 2022	76	4.8
Q4 2022	76	4.9

(1)	NPS measures customer experience from ATI patient survey responses. The score is calculated as the percentage of promoters less the percentage of detractors.
(2)
A Google Star rating is a five-star rating scale that ranks businesses based on customer reviews. Customers are given the opportunity to leave a business review after interacting with a business, which involves choosing from one star (poor) to five stars (excellent).

ATI Physical Therapy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net loss	$(102,407)	$(116,694)	$(135,723)	$(138,223)
Plus (minus):
Net (income) loss attributable to non-controlling interests	(358)	376	177	473
Interest expense, net	13,463	11,780	11,379	8,656
Income tax benefit	(4,998)	(7,218)	(13,033)	(23,281)
Depreciation and amortization expense	9,979	9,907	10,055	9,900
EBITDA	$(84,321)	$(101,849)	$(127,145)	$(142,475)
Goodwill, intangible and other asset impairment charges (1)	96,038	106,663	127,820	155,741
Goodwill, intangible and other asset impairment charges attributable to non-controlling interests (1)	(364)	(457)	(654)	(940)
Changes in fair value of warrant liability and contingent common shares liability (2)	(10,357)	(7,720)	(2,680)	(26,011)
Loss on debt extinguishment (3)	—	—	—	2,809
Loss on legal settlement (4)	—	—	3,000	—
Share-based compensation	1,544	1,920	2,004	1,964
Non-ordinary legal and regulatory matters (5)	937	772	2,202	2,497
Pre-opening de novo costs (6)	101	224	286	381
Transaction and integration costs (7)	1,093	55	603	1,538
Reorganization and severance costs (8)	1,797	—	—	—
Business optimization costs (9)	(105)	—	—	—
Gain on sale of Home Health service line, net	—	—	—	(199)
Adjusted EBITDA	$6,363	$(392)	$5,436	$(4,695)

(1)	Represents non-cash charges related to the write-down of goodwill, trade name indefinite-lived intangible and other assets.
(2)	Represents non-cash amounts related to the change in the estimated fair value of IPO Warrants, Earnout Shares and Vesting Shares.
(3)	Represents charges related to the derecognition of the unamortized deferred financing costs and original issuance discount associated with the full repayment of the 2016 first lien term loan.
(4)	Represents charge for net settlement liability related to billing dispute.
(5)	Represents non-ordinary course legal costs related to the previously disclosed ATIP stockholder class action complaints, derivative complaint and SEC inquiry.
(6)	Represents expenses associated with renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.
(7)	Represents costs related to the Business Combination with FVAC II and non-capitalizable debt and capital transaction costs.
(8)	Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(9)
Represents non-recurring costs to optimize our platform and ATI transformative initiatives. Costs primarily relate to duplicate costs driven by IT and Revenue Cycle Management conversions, labor related costs during the transition of key positions and other incremental costs of driving optimization initiatives.

ATI Physical Therapy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Year Ended
	December 31, 2022	December 31, 2021
Net loss	$(493,047)	$(782,028)
Plus (minus):
Net loss attributable to non-controlling interests	668	3,700
Interest expense, net	45,278	46,320
Interest expense on redeemable preferred stock	—	10,087
Income tax (benefit) expense	(48,530)	(70,960)
Depreciation and amortization expense	39,841	37,995
EBITDA	$(455,790)	$(754,886)
Goodwill, intangible and other asset impairment charges (1)	486,262	962,303
Goodwill, intangible and other asset impairment charges attributable to non-controlling interests (1)	(2,415)	(7,949)
Changes in fair value of warrant liability and contingent common shares liability (2)	(46,768)	(197,735)
Share-based compensation	7,432	5,769
Non-ordinary legal and regulatory matters (3)	6,408	2,914
Loss on legal settlement (4)	3,000	—
Loss on debt extinguishment (5)	2,809	5,534
Transaction and integration costs (6)	3,289	9,788
Reorganization and severance costs (7)	1,797	3,913
Pre-opening de novo costs (8)	992	1,929
Gain on sale of Home Health service line, net	(199)	(5,846)
Business optimization costs (9)	(105)	—
Loss on settlement of redeemable preferred stock (10)	—	14,037
Adjusted EBITDA	$6,712	$39,771

(1)	Represents non-cash charges related to the write-down of goodwill, trade name indefinite-lived intangible and other assets.
(2)	Represents non-cash amounts related to the change in the estimated fair value of IPO Warrants, Earnout Shares and Vesting Shares.
(3)	Represents non-ordinary course legal costs related to the previously disclosed ATIP stockholder class action complaints, derivative complaint and SEC inquiry.
(4)	Represents charge for net settlement liability related to billing dispute.
(5)
Represents charges related to the derecognition of the unamortized deferred financing costs and original issuance discount associated with the full repayment of the 2016 first lien term loan and the partial and full repayment of the 2016 first and second lien term loans, respectively.

(6)
Represents costs related to the Business Combination with FVAC II, non-capitalizable debt and capital transaction costs and consulting and planning costs related to preparation to operate as a public company.

(7)	Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(8)	Represents expenses associated with renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.
(9)
Represents non-recurring costs to optimize our platform and ATI transformative initiatives. Costs primarily relate to duplicate costs driven by IT and Revenue Cycle Management conversions, labor related costs during the transition of key positions and other incremental costs of driving optimization initiatives.

(10)
Represents loss on settlement of redeemable preferred stock based on the value of cash and equity provided to preferred stockholders in relation to the outstanding redeemable preferred stock liability at the time of the closing of the Business Combination with FVAC II.

ATI Physical Therapy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net income (loss)	$1,690	$(326,774)	$(439,126)	$(17,818)
Plus (minus):
Net (income) loss attributable to non-controlling interests	(869)	2,109	3,769	(1,30)
Interest expense, net	7,215	7,386	15,632	16,087
Interest expense on redeemable preferred stock	—	—	4,779	5,308
Income tax benefit	(5,381)	(35,333)	(19,731)	(10,515)
Depreciation and amortization expense	10,005	9,222	9,149	9,619
EBITDA	12,660	(343,390)	(425,528)	1,372
Goodwill, intangible and other asset impairment charges (1)	—	508,972	453,331	—
Goodwill, intangible and other asset impairment charges attributable to non-controlling interest (1)	—	(2,928)	(5,021)	—
Changes in fair value of warrant liability and contingent common shares liability (2)	(10,046)	(162,202)	(25,487)	—
Gain on sale of Home Health service line, net	(5,846)	—	—	—
Reorganization and severance costs (3)	—	3,551	—	362
Transaction and integration costs (4)	955	2,335	3,580	2,918
Share-based compensation	905	1,248	3,112	504
Pre-opening de novo costs (5)	543	511	441	434
Non-ordinary legal and regulatory matters (6)	2,472	442	—	—
Loss on debt extinguishment (7)	—	—	5,534	—
Loss on settlement of redeemable preferred stock (8)	—	—	14,037	—
Adjusted EBITDA	$1,643	$8,539	$23,999	$5,590

(1)	Represents non-cash charges related to the write-down of goodwill, trade name indefinite-lived intangible and other assets.
(2)	Represents non-cash amounts related to the change in the estimated fair value of IPO Warrants, Earnout Shares and Vesting Shares.
(3)	Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(4)
Represents costs related to the Business Combination with FVAC II, non-capitalizable debt transaction costs, clinic acquisitions and acquisition-related integration and consulting and planning costs related to preparation to operate as a public company.

(5)	Represents expenses associated with renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.
(6)	Represents non-ordinary course legal costs related to the previously disclosed ATIP stockholder class action complaints, derivative complaint and SEC inquiry.
(7)
Represents charges related to the derecognition of the proportionate amount of remaining unamortized deferred financing costs and original issuance discount associated with the partial repayment of the first lien term loan and derecognition of the unamortized original issuance discount associated with the full repayment of the subordinated second lien term loan.

(8)
Represents loss on settlement of redeemable preferred stock based on the value of cash and equity provided to preferred stockholders in relation to the outstanding redeemable preferred stock liability at the time of the closing of the Business Combination with FVAC II.

ATI Physical Therapy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in thousands)
(unaudited)

		Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net income (loss)	$2,190	$1,022	$4,596	$(8,106)
Plus (minus):
Net income attributable to non-controlling interests	(987)	(901)	(1,855)	(1,330)
Interest expense, net	16,404	17,346	17,683	17,858
Interest expense on redeemable preferred stock	5,154	4,896	4,604	4,377
Income tax (benefit) expense	(2,033)	2,322	3,568	(1,792)
Depreciation and amortization expense	10,072	9,880	9,763	9,985
EBITDA	30,800	34,565	38,359	20,992
Reorganization and severance costs (1)	679	4,436	1,255	1,142
Transaction and integration costs (2)	3,747	75	100	868
Share-based compensation	503	473	466	494
Pre-opening de novo costs (3)	335	368	268	594
Business optimization costs (4)	2,450	519	5,011	2,397
Charges related to lease terminations (5)	4,253	—	—	—
Adjusted EBITDA	$42,767	$40,436	$45,459	$26,487

(1)	Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(2)
Represents costs related to the Business Combination with FVAC II, clinic acquisitions and acquisition-related integration and consulting and planning costs related to preparation to operate as a public company.

(3)	Represents expenses associated with renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.
(4)
Represents non-recurring costs to optimize our platform and ATI transformative initiatives. Costs primarily relate to duplicate costs driven by IT and Revenue Cycle Management conversions, labor related costs during the transition of key positions and other incremental costs of driving optimization initiatives.

(5)	Represents charges related to lease terminations prior to the end of term for corporate facilities no longer in use.